EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:
Matt DiLiberto
Chief Accounting Officer & Treasurer
-or-
Heidi Gillette
Director, Investor Relations
212.594.2700

SL Green Realty Corp. Expands and Extends Unsecured Credit Facility

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New York, NY, March 24, 2014 - SL Green Realty Corp. (NYSE:SLG) today announced that it has amended and expanded the term loan portion of its unsecured corporate credit facility by $383 million to $783 million.  The maturity date of the term loan is extended to June 2019 and the cost of the term loan has been reduced to 140 basis points over LIBOR.

The facility also includes a $1.2 billion revolving line of credit that matures in March 2018, inclusive of the Company’s aggregate one-year as-of-right extension option.

Matt DiLiberto, Chief Accounting Officer and Treasurer for SL Green, commented, “With the reduced cost of funds and additional term, this market leading execution furthers the Company’s investment grade balance sheet strategy and clearly demonstrates our lenders’ confidence in our business platform, as well as the outlook for the New York commercial real estate market overall.  We believe that our credit facility provides us extraordinary financial flexibility and a competitive advantage as we pursue future opportunities in the marketplace while continuing to focus on the management of our financial resources.”

Wells Fargo Securities, LLC; J.P. Morgan Securities LLC; U.S. Bank National Association, and Deutsche Bank Securities Inc. were Joint Lead Arrangers, with Wells Fargo Bank, National Association serving as the Administrative Agent, JPMorgan Chase Bank, N.A. serving as the Syndication Agent and U.S. Bank National Association and Deutsche Bank AG New York Branch serving as Co-Documentation Agents.

Company Profile
SL Green Realty Corp., New York City's largest office landlord, is the only fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing value of Manhattan commercial properties. As of December 31, 2013, SL Green has interests in 92 Manhattan buildings totaling 44.4 million square feet. This included ownership interests in 27.8 million square feet of commercial buildings and debt and preferred equity investments secured by 16.6 million square feet of buildings. In addition to its Manhattan investments, SL Green holds ownership interests in 31 suburban buildings totaling 5.4 million square feet in Brooklyn, Long Island, Westchester County, Connecticut and New Jersey, along with three development buildings in the suburbs encompassing approximately 0.4 million square feet.

Forward-looking Statement
This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical facts included in this press release are forward-looking statements.  All forward-looking statements speak only as of the date of this press release.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the Company to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements.  Such risks, uncertainties and other factors relate to, among others, the strength of the commercial office real estate markets in the New York metro area, reduced demand for office space, unanticipated increases in financing and other costs, competitive market conditions, unanticipated administrative costs, divergent interests from or the financial condition of our joint venture partners, timing of leasing income, general and local economic conditions, interest rates, capital market conditions, tenant bankruptcies and defaults, the availability and cost of comprehensive insurance, including coverage for terrorist acts, environmental, regulatory and/or safety requirements, and other factors, all of which are beyond the Company's control.  Additional information or factors that could affect the Company and the forward-looking statements contained herein are included in the Company's filings with the Securities and Exchange Commission.  The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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